UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
September 6, 2005
F5 Networks, Inc.

(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 Elliott Avenue West
Seattle, WA 98119

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (206) 272-5555
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On September 6, 2005, F5 Networks, Inc. (“F5”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Swan Labs Corporation, a Delaware corporation (“Swan Labs”), which provides for the acquisition of Swan Labs by F5. Swan Labs is a privately held company located in San Jose, California that provides WAN (Wide Area Network) optimization and application acceleration products and services.
     Under the terms of the Merger Agreement, a wholly owned subsidiary of F5 will merge with and into Swan Labs, with Swan Labs continuing as a wholly owned subsidiary of F5 (the “Merger”). Immediately prior to the signing of the Merger Agreement by F5, the Merger was approved by stockholders of Swan Labs as required by its organizational documents and applicable law. The Merger is expected to close in October 2005.
     Pursuant to the Merger Agreement, all stockholders of Swan Labs, other than any stockholders who are entitled to and who properly exercise appraisal or dissenters’ rights under Delaware or California law, will receive at closing an aggregate cash purchase price of $43,000,000. At closing, F5 will deposit $5,375,000 of the cash purchase price in escrow for twelve (12) months as security for various indemnification obligations of the Swan Labs stockholders. All outstanding restricted shares of common stock of Swan Labs and options to purchase shares of common stock of Swan Labs will be accelerated in full prior to the closing of the Merger, and any stock options that remain unexercised will be extinguished upon closing.
     F5 and Swan Labs have made customary representations, warranties and covenants in the Merger Agreement. Closing of the Merger is also subject to customary conditions, including (i) absence of any law or order prohibiting consummation of the Merger, (ii) subject to certain exceptions, the accuracy of the representations and warranties, (iii) delivery of certain third party consents, (iv) acceptance of employment with F5 by certain key employees of Swan Labs, (v) delivery of certain agreements between F5 and certain stockholders of Swan Labs regarding releases of claims and other matters, (vi) satisfaction of various tax matters, and (vii) absence of any material adverse effect on Swan Labs. The Merger Agreement contains certain termination rights for both F5 and Swan Labs.
     A copy of a press release announcing the entry into the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated into this report by reference.

Item 8.01 Other Events
     On September 6, 2005, F5 issued a press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description
99.1	Press Release issued by F5 Networks, Inc. dated September 6, 2005.
     The information in this report shall be deemed incorporated by reference into any registration statement heretofore or hereafter filed under the Securities Act of 1933, as amended, except to the extent that such information is superseded by information as of a subsequent date that is included in or incorporated by reference into such registration statement.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 6, 2005

F5 NETWORKS, INC. (Registrant)
By:	/s/ JOHN MCADAM
John McAdam
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by F5 Networks, Inc. dated September 6, 2005.

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